Exhibit 23.5

Consent of Independent Auditor

Talos Energy Inc.

Houston, Texas

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-231925) and Form S-8 (No. 333-225058) of Talos Energy Inc. of our report dated April 29, 2019, relating to the consolidated financial statements of Castex Energy 2014, LLC and subsidiaries as of and for the years ended December 31, 2018 and 2017 included in Talos Energy Inc.’s Information Statement on Schedule 14C filed with the SEC on March 10, 2020.

/s/ BDO USA, LLP

Houston, Texas
March 10, 2020